EXHIBIT 99

FOR IMMEDIATE RELEASE

TM Entertainment and Media, Inc. Receives Notice of Extension from NYSE Amex

New York, NY — May 18, 2009 — TM Entertainment and Media, Inc. (NYSE Amex: TMI; TMI/U; TMI/WS) (the “Company” or “TM”) today announced that it received a notice from NYSE Amex (the “Exchange”) indicating that the Exchange has accepted the Company’s plan of compliance with the Exchange’s continued listing requirements, and granted the Company an extension until August 11, 2009 to regain compliance with continued listing standards.

On February 10, 2009 the Company received a notice from the Exchange indicating that the Company is below certain of the Exchange’s continued listing standards due to its failure to hold an annual meeting of stockholders in 2008 as set forth in Section 704 of the Exchange’s Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by March 10, 2009 that demonstrates the Company’s ability to regain compliance with Section 704 of the Company Guide by August 11, 2009. On February 12, 2009, the Company presented its plan to the Exchange.

The Company will be subject to periodic review by the Exchange’s staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex.

In addition, in accordance with Section 610(b) of the Exchange’s Company Guide, the Company announced that is has received a “going concern” qualification from its independent auditors with respect to its audited financials for the year ended December 31, 2008.

About TM Entertainment and Media, Inc.

TM Entertainment and Media, Inc. is a Delaware blank check company incorporated on May 1, 2007 in order to serve as a vehicle for the acquisition of an operating business in the entertainment, media, digital and communications industries and to seek out opportunities both domestically and internationally to take advantage of its management team’s experience in these markets. The entertainment, media, digital and communications industries encompass those companies which create, produce, deliver, own, distribute or market entertainment and information content, products and services.

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May 18, 2009

TM’s initial public offering was consummated on October 17, 2007, receiving proceeds of $82,040,000 through the sale of 10.255 million units at $8.00 per unit (including 1,225,000 units pursuant to the exercise of the underwriters’ over-allotment option). Each unit is comprised of one share of TM’s common stock and one warrant with an exercise price of $5.50. Each warrant will become exercisable on the latter of the completion of a business combination or October 17, 2008 and will expire on October 17, 2011, or earlier upon redemption. As of March 31, 2009, TM held $81,145,922 (or approximately $7.91 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

As previously announced, on May 1, 2009, the Company entered into a definitive share exchange agreement whereby TM will issue at closing 19.5 million new common shares and $20.0 million in cash in exchange for 100% of the outstanding equity of China MediaExpress Holdings, Inc, subject to TM shareholder approval. Upon the closing of the transaction, which is anticipated in the third quarter of 2009, TM will change its name to China MediaExpress Holdings, Inc.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about the Company’s:

•	Ability to complete a combination with one or more target businesses;

•	Success in retaining or recruiting, or changes required in, management or directors following a business combination;

•	Potential inability to obtain additional financing to complete a business combination;

•	Limited pool of prospective target businesses;

•	Potential change in control if the Company acquires one of more target businesses for stock;

•	Public securities’ limited liquidity and trading;

•	The delisting of the Company’s securities from the American Stock Exchange or an inability to have the Company’s securities listed on the American Stock Exchange following a business combination;

•	Use of proceeds not in trust or available to the Company from interest income on the trust account balance; or

•	Financial performance.

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May 18, 2009

The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and speak only as of the date of such press release. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

References in this press release as to “we,” “us” or “our Company” refer to TM Entertainment and Media, Inc. References to “public stockholders” refer to holders of shares of common stock sold as part of the units in our initial public offering, including any of our stockholders existing prior to our initial public offering to the extent that they purchased or acquired such shares.

CONTACT:	-OR-	INVESTOR RELATIONS:
TM Entertainment and Media, Inc.		The Equity Group Inc.
Theodore S. Green / Malcolm Bird		Lena Cati (212) 836-9611
Co-CEOs		lcati@equityny.com
(212) 289-6942		Linda Latman (212) 836-9609
llatman@equityny.com